                                                                  Exhibit No. 24


                               POWER OF ATTORNEY
                               -----------------


Re:  1999 Annual Report on Form 10-K -


    I, James E. Marley, as a Director of Armstrong World Industries, Inc., do hereby constitute and appoint, GEORGE A. LORCH or, in the case of his absence or inability to act as such, FRANK A. RIDDICK, III, or, in the case of his absence or inability to act as such, DEBORAH K. OWEN, my agent, to sign in my name and on my behalf the Company's Annual Report on Form 10-K for the year ended December 31, 1999, and any amendments thereto, to be filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, with the same effect as if such signature were made by me personally.




                                       /s/ James E. Marley
                                       ---------------------
                                       James E. Marley

                                       Dated  February 28, 2000
                                             --------------------
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                                      - 2 -


                               (Exhibit No. 24)


All powers of attorney required to be filed are substantially identical in all material respects. Therefore, in accordance with SEC Regulation 229.601(a) Instruction 2, only the foregoing copy is being included except, however, that the manually signed copy filed with the Securities and Exchange Commission includes a complete set of powers of attorney.

All powers of attorney differ only from the form of the foregoing in that they are executed by the following parties in the capacities indicated on or about February 28, 2000, and the power by Frank A. Riddick appoints only George A. Lorch or Deborah K. Owen as his agent:

  Frank A. Riddick, III                Senior Vice-President, Finance
                                       (Principal Financial Officer)
  William C. Rodruan                   Vice President and Controller
                                       (Principal Accounting Officer)
  H. Jesse Arnelle                     Director
  Van C. Campbell                      Director
  Donald C. Clark                      Director
  Judith R. Haberkorn                  Director
  John A. Krol                         Director
  David M. LeVan                       Director
  James E. Marley                      Director
  David W. Raisbeck                    Director
  Jerre L. Stead                       Director
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                                      - 3 -


                               (Exhibit No. 24)



I, Deborah K. Owen, Senior Vice President and Secretary of Armstrong World Industries, Inc., a corporation organized and existing under the laws of the Commonwealth of Pennsylvania, do hereby certify that, at a meeting of the Board of Directors of said corporation duly held on the 28th day of February, 2000, at which a quorum was present and acting throughout, the following resolutions were adopted and are now in full force and effect:


              RESOLVED That the 1999 annual report on Form 10-K in the form presented to this meeting has been reviewed by the Board of Directors; and the execution thereof on behalf of the Company by George A. Lorch, Frank A. Riddick, III or Deborah K. Owen, with such changes therein and additions or deletions thereto as any of them and the legal counsel to the Company may approve, and the filing thereof with the Securities and Exchange Commission after being so executed by the requisite number of directors personally or by their respective attorneys-in-fact, are hereby authorized.

              FURTHER RESOLVED That the execution of the 1999 annual report on Form 10-K by George A. Lorch, Frank A. Riddick, III and William C. Rodruan, personally or by their respective attorneys-in-fact, as principal executive officer, principal financial officer and principal accounting officer, respectively, of the Company, is hereby authorized.



IN WITNESS WHEREOF, I have hereunto set my hand and the seal of said corporation this 15 day of March, 2000.



                                          /s/ Deborah K. Owen
                                       ------------------------------------
                                       Sr. Vice President & Secretary